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                                  EXHIBIT 23.2

                                   CONSENT OF

                   CLUMECK, STERN, PHILLIPS & SCHENKELBERG TO

             ISSUANCE OF SHARES OF SECURITIES PURSUANT TO THE ABOVE

                              CONSULTING AGREEMENT

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                                   CONSENT OF
                     CLUMECK, STERN, PHILLIPS & SCHENKELBERG

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 333-53757) and in the related Prospectus, of our report dated March 10, 2000 with notes dated April 11, 2000, relating to the financial statements of McHenry Metals Golf Corp., included in the Annual Report on Form 10-KSB for the years ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.



/s/ Clumeck, Stern, Phillips & Schenkelberg
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Clumeck, Stern, Phillips & Schenkelberg
Encino, California
Date:  February 13, 2001